EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 25, 1995 appearing on Exhibit 13.5 of Boston Scientific Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the references to us under the headings "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Seattle, Washington
September 30, 1997